CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the Resource Real Estate Diversified Income Fund and to the use of our report dated March 12, 2014 on the statement of assets and liabilities and the related statement of operations as of March 8, 2013 of the Resource Real Estate Diversified Income Fund. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 12, 2014